POWER OF ATTORNEY

Bankrate, Inc.

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors and Officers of Bankrate, Inc. (the "Corporation"), a Delaware corporation, hereby names, constitutes  and appoints Kenneth S. Esterow, Steven D. Barnhart, and James R. Gilmartin, and each of them, as such person's true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange ·Commission (the "Commission"), in connection with the filing with the Commission of an Annual Report on Form 10-K of the Corporation for the fiscal year ended December 31, 2015 (the ''2015 Form 10-K"); including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as a member of the Board of Directors of the Corporation to the 2015  Form 10-K and such other form or forms as may be appropriate to be filed with the Commission as he or she may deem appropriate, together with all exhibits thereto, and to any and all amendments or supplements thereto and to any other documents filed with the Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and.  confirms all that said attorney-in-fact and agent, acting alone may lawfully do or cause to be done by virtue hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney in the capacities indicated as of this 24 day of February, 2016.

Signature	Capacity
/s/ Kenneth S. Esterow	President, Chief Executive Officer and Director
Kenneth S. Esterow /s/ Steven D. Barnhart	(Principal Executive Officer) Senior Vice President-Chief Financial Officer
Steven D. Barnhart /s/ Janet M. Gunzburg	(Principal Financial Officer) Vice President, Corporate Controller
Janet M. Gunzburg /s/ Peter C. Morse	(Principal Accounting Officer) Director
Peter C. Morse /s/ Seth Brody	Director
Seth Brody /s/ Michael J. Kelly	Director
Michael J. Kelly /s/ Sree Kotay	Director
Sree Kotay /s/ Christine Petersen	Director
Christine Petersen /s/ Richard J. Pinola	Director
Richard J. Pinola /s/ Mitch Truwit	Director
Mitch Truwit